Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 (AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002)

          In connection with the Annual Report of SecureCare Technologies, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Burley, Chief Financial Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of March 30, 2009.

/s/ Neil Burley

Neil Burley
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to SecureCare Technologies, Inc. and will be retained by SecureCare Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.